Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Apricus Biosciences, Inc. on Forms S-3 (Nos. 333-182703, 333-169132, 333-148060, 333-107137, 333-122114, 333-117717, 333-125565, 333-140110, 333-152591, 333-132611, 333-111894, 333-105509, 333-165958, 333-165960, 333-178592, 333-178832, 333-96813, 333-46967 and 333-91957) and Forms S-8 (Nos. 333-182704, 333-152284, 333-138598, 333-174392, 333-167365 and 333-93435) of our report dated March 17, 2013, on our audits of the consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011, and the effectiveness of Apricus Biosciences, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2011, which report is included in this Annual Report on Form 10-K. We also have audited the adjustments described in Note 5 that were applied to restate the 2011 consolidated financial statements for the presentation of discontinued operations. In our opinion, such adjustments are appropriate and have been properly applied.

/s/ EisnerAmper LLP

Edison, New Jersey
March 17, 2013